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                                                                   Exhibit 10.18

March 18, 2005

Mr. Hugh Sawyer
President
Allied Automotive
160 Clairemont Avenue
Suite 600
Decatur, Georgia  30030

Dear Mr. Sawyer:

Referencing your meeting with Brad Ross and Mike O'Donnell, this will confirm our fuel surcharge agreement for the period of January 2, 2005 to January 1, 2006, and only for that one-year period; GM will waive the application of the [XXXXX] limit on the amount to be paid as a fuel allowance under the terms of the Contract for Motor Transportation dated as of January 2, 2004 between General Motors Corporation and Allied Automotive Group, Inc.

Regards,

/s/ Pernell Weatherabee

Pernell Weatherabee, Manager
Vehicle Logistics Operations

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[XXXX]  Represents material deleted per the Company's request for Confidential
        Treatment and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.